UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2020, Rajasekhar Menon, the Company’s President of CVT, resigned, effective September 25, 2020.  In connection with his resignation, the Company and Mr. Menon entered into a Separation Agreement (the “Separation Agreement”), under which Mr. Menon agreed to a customary release in exchange for severance payments as follows:

•	the continuation of Mr. Menon’s $386,000 annual base salary for the twelve (12) month period following the effective date, payable bi-weekly through September 24, 2021;
•	2020 annual short-term incentive compensation award at target, which is 50% of his base salary;
•	a lump sum of $24,169, less applicable withholdings, reflecting the value of twelve (12) months of continuing health, dental and vision coverage under COBRA; and
•	vesting of the 5,418 Restricted Stock Units (RSUs) awarded in April 2020 to occur one year from the date of separation.

The Separation Agreement contains a release and certain restrictive covenants that are binding upon Mr. Menon.  The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 26, 2020.

Item 9.01Financial Statements and Exhibits.

            (d)Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Dated: September 9, 2020	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)